EXHIBIT 23.1 - CONSENT OF ERNST & YOUNG LLP


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-32241) of Compositech Ltd. and in the related Prospectus of our report dated February 12, 1999, except for Note 15 as to which the date is March 26, 1999, with respect to the financial statements of Compositech Ltd. included in this Annual Report (Form 10-KSB) for the year ended December 31, 1998.



                                                     /s/ Ernst & Young LLP

Melville, New York
March 31, 1999